Two International Place Boston, MA 02110

May 4, 2010

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Attn: President

Re:	Eaton Vance Tax-Advantaged Bond and Option Strategies Fund

Dear Sirs:

Please be advised that, pursuant to Trustee action taken on February 8, 2010, your firm was appointed transfer agent, registrar and dividend disbursing agent for a new closed-end fund:

Eaton Vance Tax-Advantaged Bond and Option Strategies Fund

Accordingly, pursuant to Section 10(e) of the Transfer Agency and Services Agreement dated February 5, 2007 by and between American Stock Transfer & Trust Company and each of the various Eaton Vance Funds listed on Exhibit 1 thereto (the “Agreement”), you are hereby notified that Eaton Vance Tax-Advantaged Bond and Option Strategies Fund has been added as a party to the Agreement and that Exhibit 1 to the Agreement (as attached hereto) is hereby restated in its entirety.

Eaton Vance Tax-Advantaged Bond and Option Strategies Fund

By:	/s/ Barbara E. Campbell
Barbara E. Campbell
Treasurer

Accepted and Acknowledged:

American Stock Transfer & Trust Company

By:	/s/ Carlos Pinto
Authorized Officer

Exhibit 1

LIST OF FUNDS

FUND
EATON VANCE RISK-MANAGED DIVERSIFIED EQUITY INCOME FUND
EATON VANCE TAX-MANAGED GLOBAL DIVERSIFIED EQUITY INCOME FUND
EATON VANCE CALIFORNIA MUNICIPAL INCOME TRUST
EATON VANCE CREDIT OPPORTUNITIES FUND
EATON VANCE ENHANCED EQUITY INCOME FUND
EATON VANCE ENHANCED EQUITY INCOME FUND II
EATON VANCE FLOATING RATE INCOME FUND
EATON VANCE FLORIDA PLUS MUNICIPAL INCOME TRUST
EATON VANCE INSURED CALIFORNIA MUNICIPAL BOND FUND
EATON VANCE INSURED CALIFORNIA MUNICIPAL BOND FUND II
EATON VANCE INSURED FLORIDA PLUS MUNICIPAL BOND FUND
EATON VANCE INSURED MASSACHUSETTS MUNICIPAL BOND FUND
EATON VANCE INSURED MICHIGAN MUNICIPAL BOND FUND
EATON VANCE INSURED MUNICIPAL BOND FUND
EATON VANCE INSURED MUNICIPAL BOND FUND II
EATON VANCE INSURED NEW JERSEY MUNICIPAL BOND FUND
EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND
EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND II
EATON VANCE INSURED OHIO MUNICIPAL BOND FUND
EATON VANCE INSURED PENNSYLVANIA MUNICIPAL BOND FUND
EATON VANCE LIMITED DURATION INCOME FUND
EATON VANCE MASSACHUSETTS MUNICIPAL INCOME TRUST
EATON VANCE MICHIGAN MUNICIPAL INCOME TRUST
EATON VANCE MUNICIPAL INCOME TRUST
EATON VANCE NEW JERSEY MUNICIPAL INCOME TRUST
EATON VANCE NEW YORK MUNICIPAL INCOME TRUST
EATON VANCE OHIO MUNICIPAL INCOME TRUST
EATON VANCE PENNSYLVANIA MUNICIPAL INCOME TRUST
EATON VANCE SENIOR FLOATING RATE TRUST
EATON VANCE SENIOR INCOME TRUST
EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND
EATON VANCE TAX-ADVANTAGED BOND AND OPTION STRATEGIES FUND
EATON VANCE TAX-ADVANTAGED DIVIDEND INCOME FUND
EATON VANCE TAX-ADVANTAGED GLOBAL DIVIDEND INCOME FUND
EATON VANCE TAX-ADVANTAGED GLOBAL DIVIDEND OPPORTUNITIES FUND
EATON VANCE TAX-MANAGED BUY-WRITE INCOME FUND
EATON VANCE TAX-MANAGED BUY-WRITE OPPORTUNITIES FUND
EATON VANCE TAX-MANAGED DIVERSIFIED EQUITY INCOME FUND
EATON VANCE TAX-MANAGED GLOBAL BUY-WRITE OPPORTUNITIES FUND
EATON VANCE NATIONAL MUNICIPAL OPPORTUNITIES TRUST

Dated: May 4, 2010

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